UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2005 (November 28, 2005)
HOME INTERIORS & GIFTS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	333-62021	75-0981828
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1649 Frankford Road West
Carrollton, Texas 75007-4605
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (972) 695-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Fourth Amendment and Waiver

Item 1.01 Entry Into a Material Definitive Agreement.
         Home Interiors & Gifts, Inc. (the “Company”) entered into a fourth amendment and waiver effective as of November 28, 2005 (the “Fourth Amendment”), to its senior credit facility with the several banks and other financial institutions from time to time parties thereto, Bear Stearns Corporate Lending Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (the “Senior Credit Facility”). The Fourth Amendment extends the terms of the waiver granted pursuant to the third amendment and waiver dated as of September 28, 2005 to but excluding December 15, 2005. In addition, the Fourth Amendment added a requirement that all fees and expenses incurred by any consultant or similar agent or advisor of the Administrative Agent, or any Lender in connection with certain inspections permitted under the Senior Credit Facility, first be submitted to, and approved by, the Required Lenders prior to such amounts being reimbursed.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
10.1	Fourth Amendment and Waiver, effective as of November 28, 2005, to and under the Credit Agreement, dated March 31, 2004 (as heretofore amended, supplemented or otherwise modified) among Home Interiors & Gifts, Inc., a Texas corporation, the several banks and other financial institutions from time to time parties thereto, Bear Stearns Corporate Lending Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME INTERIORS & GIFTS, INC.

Date: December 1, 2005	By:	/s/ Keith S. Krzeminski

Name: Keith S. Krzeminski
Title: Senior Vice President of Finance and
Chief Financial Officer

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